                                        UNITED TENNESSEE BANKSHARES, INC.
                                        (PROPOSED HOLDING COMPANY FOR NEWPORT
                                                      FEDERAL)
                                                 NEWPORT, TENNESSEE
                                                STOCK ORDER FORM

                NOTE: PLEASE READ THE INSTRUCTIONS AND GUIDE ON
                      THE BACK AS YOU COMPLETE THIS FORM.

DEADLINE: THE SUBSCRIPTION OFFERING WILL EXPIRE AT                     EASTERN
TIME, ON            , 1997, UNLESS EXTENDED.

(1)      NUMBER OF SHARES                 PURCHASE PRICE            (2)      TOTAL PAYMENT DUE
                                 X            $10.00         =
THE MINIMUM NUMBER OF SHARES THAT MAY BE SUBSCRIBED FOR IS 25 SHARES, AND THE MAXIMUM NUMBER OF
SHARES THAT MAY BE PURCHASED BY ANY PERSON TOGETHER WITH ASSOCIATES OR GROUP OF PERSONS ACTING
IN CONCERT IS 22,000 SHARES.

METHOD OF PAYMENT                                                      IMPORTANT PURCHASER INFORMATION
(3)  / /     ENCLOSED IS A CHECK, BANK DRAFT OR
             MONEY ORDER MADE PAYABLE
             TO UNITED TENNESSEE BANKSHARES,      (5)       A    / /     ELIGIBLE ACCOUNT HOLDER--CHECK HERE IF YOU WERE A
             INC. IN THE AMOUNT OF:                                      DEPOSITOR OF AT LEAST $50.00 AT NEWPORT FEDERAL
                                                                         SAVINGS AND LOAN ASSOCIATION ON DECEMBER 31, 1995.
                                                                         ENTER
     $                               CASH CAN BE                         INFORMATION BELOW FOR ALL DEPOSIT ACCOUNTS THAT
                                     USED ONLY                           YOU HAD AT NEWPORT FEDERAL SAVINGS AND LOAN
                                     IF                                  ASSOCIATION ON DECEMBER 31, 1995.
                                     PRESENTED
                                     IN PERSON
                                     AT
                                     A BRANCH
                                     OFFICE OF
                                     NEWPORT
                                     FEDERAL
                                     SAVINGS AND  (5)       B    / /     SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER--CHECK HERE
                                     LOAN                                IF YOU WERE A DEPOSITOR OF AT LEAST $50.00 AT
                                    ASSOCIATION.                         NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION ON
                                                                         SEPTEMBER 30, 1997, BUT
(4)  / /     THE UNDERSIGNED AUTHORIZES                                  ARE NOT AN ELIGIBLE ACCOUNT HOLDER. ENTER
             WITHDRAWAL FROM THIS (THESE)                                INFORMATION BELOW FOR ALL DEPOSIT ACCOUNTS THAT
             ACCOUNT(S) AT NEWPORT FEDERAL                               YOU HAD AT NEWPORT FEDERAL SAVINGS AND LOAN
             SAVINGS AND LOAN ASSOCIATION.                               ASSOCIATION ON SEPTEMBER 30, 1997.
             PLEASE CONTACT THE STOCK
             INFORMATION CENTER BY             ,
             1997 IF YOU WISH TO USE YOUR IRA TO
             PURCHASE STOCK.                      (5)       C    / /     OTHER MEMBER--CHECK HERE IF YOU WERE A DEPOSITOR
                                                                         OR LOAN CUSTOMER AT NEWPORT FEDERAL SAVINGS AND
                                                                         LOAN ASSOCIATION ON              , 1997, BUT ARE
                                                                         NOT AN ELIGIBLE ACCOUNT HOLDER OR A SUPPLEMENTAL
                                                                         ELIGIBLE ACCOUNT HOLDER. ENTER INFORMATION BELOW
                                                                         FOR ALL DEPOSIT ACCOUNTS OR LOANS THAT YOU HAD AT
                                                                         NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION ON
                                                                                      , 1997.

                                                          ACCOUNT TITLE                     DEPOSIT   LOAN  ACCOUNT
   ACCOUNT NUMBER          AMOUNT                      (NAMES OF ACCOUNTS)                  ACCOUNT  ACCOUNT NUMBER
                    $                                                                         / /      / /
                    $                                                                         / /      / /
                    $                                                                         / /      / /
TOTAL WITHDRAWAL
AMOUNT              $                                                                         / /      / /
THERE IS NO PENALTY FOR EARLY WITHDRAWALS USED FOR STOCK PAYMENT.                             / /      / /
                                                                                              / /      / /
                                                                                              / /      / /

                    IMPORTANT COMMUNITY OFFERING INFORMATION
(6) / / CHECK HERE IF YOU ARE RESIDENT OF COCKE COUNTY, TENNESSEE
           STOCK REGISTRATION (SEE BACK UNDER STOCK OWNERSHIP GUIDE)
(7) FORM OF STOCK OWNERSHIP:

     / / INDIVIDUAL                / / JOINT TENANTS WITH RIGHT  / / TENANTS IN COMMON         / / UNIFORM TRANSFER TO
                                      OF SURVIVORSHIP                                             MINORS
     / / FIDUCIARY (E.G., TRUST,   / / CORPORATION OR            / / OTHER
        ESTATE, ETC.)                 PARTNERSHIP                   -------------------------------------------------------

 (8) NAME(S) IN WHICH YOUR STOCK IS TO BE
REGISTERED (PLEASE PRINT CLEARLY)            SOCIAL SECURITY NO. OR TAX ID NO.
 STREET ADDRESS
CITY                                     COUNTY                 STATE   ZIP CODE

(9) TELEPHONE INFORMATION               DAYTIME PHONE                           EVENING PHONE
                                        (       )                               (       )

(10) / / CHECK HERE IF YOU WOULD LIKE CASH DIVIDENDS DEPOSITED DIRECTLY INTO YOUR NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION ACCOUNT. OTHERWISE, DIVIDENDS WILL BE MAILED TO YOU IN THE FORM OF A CHECK.

ENTER THE ACCOUNT NUMBER TO BE USED FOR DIRECT DEPOSIT:

NASD AFFILIATION
(11) / / CHECK HERE IF YOU ARE A MEMBER OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. ("NASD"), A PERSON ASSOCIATED WITH A NASD MEMBER, A MEMBER OF THE IMMEDIATE FAMILY OF ANY SUCH PERSON TO WHOSE SUPPORT SUCH PERSON CONTRIBUTES, DIRECTLY OR INDIRECTLY, OR THE HOLDER OF AN ACCOUNT IN WHICH A NASD MEMBER OR PERSON ASSOCIATED WITH A NASD MEMBER HAS A BENEFICIAL INTEREST. TO COMPLY WITH CONDITIONS UNDER WHICH AN EXEMPTION FROM THE NASD'S INTERPRETATION WITH RESPECT TO FREE-RIDING AND WITHHOLDING IS AVAILABLE, YOU AGREE, IF YOU HAVE CHECKED THE NASD AFFILIATION BOX, (I) NOT TO SELL, TRANSFER OR HYPOTHECATE THE STOCK FOR A PERIOD OF 150 DAYS FOLLOWING ISSUANCE, AND (II) TO REPORT THIS SUBSCRIPTION IN WRITING TO THE APPLICABLE NASD MEMBER WITHIN ONE DAY OF PAYMENT THEREFOR.
ACKNOWLEDGMENT
(12) / / TO BE EFFECTIVE, THIS STOCK ORDER FORM MUST BE FULLY COMPLETED, SIGNED ON BOTH SIDES AND ACTUALLY RECEIVED BY NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION NO LATER THAN THE DEADLINE AT THE TOP OF THIS PAGE, OTHERWISE THIS STOCK ORDER FORM AND ALL SUBSCRIPTION RIGHTS WILL BE VOID. COMPLETED STOCK ORDER FORMS, TOGETHER WITH THE REQUIRED PAYMENT OR WITHDRAWAL AUTHORIZATION, MAY BE DELIVERED TO A BRANCH OFFICE OF NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION OR MAY BE MAILED TO THE POST OFFICE BOX INDICATED ON THE ENCLOSED BUSINESS REPLY ENVELOPE. ALL RIGHTS EXERCISABLE HEREUNDER ARE NOT TRANSFERABLE, AND SHARES PURCHASED UPON EXERCISE OF SUCH RIGHTS MUST BE PURCHASED FOR THE ACCOUNT OF THE PERSON EXERCISING SUCH RIGHTS.
IT IS UNDERSTOOD THAT THIS STOCK ORDER FORM WILL BE ACCEPTED IN ACCORDANCE WITH, AND SUBJECT TO, THE TERMS AND CONDITIONS OF THE PLAN OF CONVERSION OF NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION DESCRIBED IN THE ACCOMPANYING PROSPECTUS. IF THE PLAN OF CONVERSION IS NOT APPROVED BY THE VOTING MEMBERS OF NEWPORT
FEDERAL SAVINGS AND LOAN ASSOCIATION AT A SPECIAL MEETING TO BE HELD ON     ,
1997, OR ANY ADJOURNMENT THEREOF, ALL ORDERS WILL BE CANCELLED, AND FUNDS RECEIVED AS PAYMENT, WITH ACCRUED INTEREST, WILL BE RETURNED PROMPTLY. THE UNDERSIGNED AGREES THAT AFTER RECEIPT BY NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION, THIS STOCK ORDER FORM MAY NOT BE MODIFIED, WITHDRAWN OR CANCELLED (UNLESS THE CONVERSION IS NOT COMPLETED WITHIN 45 DAYS OF THE COMPLETION OF THE SUBSCRIPTION OFFERING) WITHOUT NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION'S CONSENT AND, IF AUTHORIZATION TO WITHDRAW FROM DEPOSIT ACCOUNTS AT NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION HAS BEEN GIVEN AS PAYMENT FOR SHARES, THE AMOUNT AUTHORIZED FOR WITHDRAWAL SHALL NOT OTHERWISE BE AVAILABLE FOR WITHDRAWAL BY THE UNDERSIGNED.
UNDER PENALTY OF PERJURY, I CERTIFY THAT THE SOCIAL SECURITY OR TAX ID NUMBER AND OTHER INFORMATION PROVIDED IN THIS STOCK ORDER FORM ARE TRUE, CORRECT AND COMPLETE THAT I AM NOT SUBJECT TO BACK-UP WITHHOLDING, THAT I AM PURCHASING FOR MY OWN ACCOUNT AND THAT THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING THE TRANSFER OF MY SUBSCRIPTION RIGHTS OR THE SALE OR TRANSFER OF THE SECURITY BEING OFFERED.
APPLICABLE FEDERAL REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING OR ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION MAY PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT IT BECOMES AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY IT TO INVOLVE SUCH TRANSFER.
I ACKNOWLEDGE THAT THE COMMON STOCK BEING OFFERED IS NOT A SAVINGS OR DEPOSIT ACCOUNT AND IS NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE ACKNOWLEDGEMENT FORM ON THE REVERSE HEREOF.
SIGNATURE(S)

 (13) SIGNATURE                SIGNATURE
DATE                          DATE

                      FOR OFFICE USE ONLY                                         STOCK INFORMATION CENTER
 DATE RECEIVED //                 CATEGORY                              NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
 ORDER #                          DEPOSIT                                               344 BROADWAY
 BATCH #                          DATE INPUT //                                      NEWPORT, TN 37821
                                                                                         (423)    -

                       UNITED TENNESSEE BANKSHARES, INC.
                 (PROPOSED HOLDING COMPANY FOR NEWPORT FEDERAL)
---------------------------------------------------------

                                STOCK ORDER FORM
                             INSTRUCTIONS AND GUIDE
---------------------------------------------------------

STOCK OWNERSHIP GUIDE
----------------------

INDIVIDUAL--

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP--

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON--

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFER TO MINORS--

Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST" while the Uniform Transfer to Minors Act is "Unif Tran Min Act." Standard U.S. Postal Service state abbreviation should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Tennessee Uniform Transfer to Minors Act will be abbreviated John Doe. CUST Susan Doe Unif Trans Min Act, TN (use minor's social security number).

FIDUCIARIES--

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

    - The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.

    - The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

    - A copy and description of the document governing the fiduciary relationship, such as living trust agreement or court order. Without documentation establishing a fiduciary relationship, your stock may be registered in a fiduciary capacity.

    - The date of the document governing the relationship except that the date of a trust created by a will need not be included in the description.

    - The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe Trustee Under Agreement Dated 10-1-87 for Susan Doe.

You may mail your completed Stock Order Form in the envelope that has been provided, or you may deliver your Stock Order Form to Newport Federal Savings and Loan Association. If you are purchasing in the Subscription Offering, your Stock Order Form, properly completed, and payment in full (or withdrawal authorization), at the Purchase Price must be received by Newport Federal
Savings and Loan Association no later than        , Eastern Time, on
            , 1997. Stock Order Forms shall be deemed received only upon actual receipt at one of Newport Federal Savings and Loan Association's offices.

If you need further assistance, please call the Stock Information Center at
(423) . We will be pleased to help you with the completion of your Stock Order Form or answer any questions you may have.

ITEM INSTRUCTIONS

ITEMS 1 AND 2--

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Purchase Price of $10.00 per share. The minimum purchase is 25 shares. Each eligible subscriber (including joint account holders or borrowers, as a group) may subscribe for up to 11,000 shares per qualifying deposit or loan account, provided that the aggregate maximum amount of stock that may be purchased by any person, together with associates, or group of persons acting in concert (other than the ESOP) is 22,000 shares. If the maximum purchase limitation is increased, any subscriber who has subscribed for 22,000 shares, and other subscribers at the discretion of Newport Federal, will be given the opportunity to increase their subscriptions up to the higher maximum purchase limitation.

ITEM 3--

Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to United Tennessee Bankshares, Inc. Your funds will earn interest at Newport Federal Savings and Loan Association's passbook rate until the conversion is completed or terminated. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by cash, check, bank draft or money order.

ITEM 4--

If you pay for your stock by a withdrawal from a deposit account at Newport Federal Savings and Loan Association, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. PLEASE CONTACT THE STOCK INFORMATION CENTER FOR INFORMATION REGARDING PURCHASES FROM AN INDIVIDUAL RETIREMENT ACCOUNT.
ITEM 5--
IMPORTANT:

Please check the appropriate box if you were:
a. Eligible Account Holders: A depositor at Newport Federal Savings and Loan Association on December 31, 1995 with at least $50.00 on deposit. You must enter information below for all deposit accounts that you had at Newport Federal Savings and Loan Association on December 31, 1995 to ensure proper identification of your purchase rights and preferences.

b. Supplemental Eligible Account Holders: A depositor at Newport Federal Savings and Loan Association on September 30, 1997 with at least $50.00 on deposit, but you are not an Eligible Account Holder. You must enter information below for all deposit accounts that you had at Newport Federal Savings and Loan Association on September 30, 1997 to ensure proper identification of your purchase rights and preferences.

c. Other Members: A depositor or loan customer at Newport Federal Savings and
Loan Association on              , 1997, but you are not an Eligible Account
Holder or a Supplemental Eligible Account Holder. You must enter information below for all deposit accounts or loans that you had at Newport Federal Savings
and Loan Association on              , 1997 to ensure proper identification of
your purchase rights and preferences.

ITEM 6--

Please check the box if you are a resident of Cocke County, Tennessee.

ITEMS 7, 8 AND 9--

The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your common stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security number or tax identification number and your daytime and evening telephone number(s). If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide."

ITEM 10--

Please check this box if you would like cash dividends deposited directly into your account at Newport Federal Savings and Loan Association. Enter the account number to be used for direct deposit.

ITEM 11--

Please check this box if you are a member of the NASD or if this item otherwise applies to you.

ITEMS 12 AND 13--

Please sign and date the Stock Order Form on both the front and back where indicated. Review the Stock Order Form carefully before you sign, including the acknowledgement. Normally, one signature is required on each side. Additional signatures are required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center. The Stock
Information Center phone number is (423)         . The Stock Information Center
is open between the hours of     a.m. and     p.m., Eastern Time, Monday,
Tuesday, Thursday and Friday.

A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE FRONT OF THIS
                                     FORM:

                              ACKNOWLEDGEMENT FORM

   I/WE ACKNOWLEDGE THAT THE COMMON STOCK OF UNITED TENNESSEE BANKSHARES, INC. BEING OFFERED IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED AND IS NOT GUARANTEED BY NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION, NEWPORT, TENNESSEE, OR BY THE FEDERAL GOVERNMENT.

   If anyone asserts that the security being offered is federally insured or guaranteed, or is as safe as an insured deposit, I/we should call the Office of Thrift Supervision, Central Regional Director, Ronald N. Karr at (312) 917-5000.

   I/We further certify that, before purchasing the common stock, no par value, of United Tennessee Bankshares, Inc., I/we received a prospectus dated
             , 1997 .

   The prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

 1. Market Conditions and Absence of Prior Market for  (Page   )   7. Competition                                        (Page   )
   the Common Stock                                                8. Dependence on Key Personnel                        (Page   )
 2. Below Average Return on Equity After Conversion    (Page   )   9. Potential Impact of Purchases by Management and    (Page   )
                                                                     Stock
 3. Possible Benefits to Management and Dilutive       (Page   )     Compensation Plans
   Effects of Stock
   Compensation Plans                                             10. Charter and Bylaw, Statutory and Other Provisions  (Page   )
                                                                     That Could
 4. Possible Adverse Impacts of Interest Rates and     (Page   )     Discourage Hostile Acquisitions of Control
   Economic and
   Industry Conditions                                            11. Business Plan to Remain Independent Local Thrift   (Page   )
 5. Limited Economy in Market Area                     (Page   )  12. Possible Income Tax Consequences of Distribution   (Page   )
                                                                     of
 6. Loan Portfolio Composition                         (Page   )     Subscription Rights

PRINT NAME                                                        PRINT NAME

SIGNATURE                                                         SIGNATURE

DATE